Steven J. Gomes Vice President

FIRST SUPPLEMENTAL INDENTURE
(Liberty Shares Statutory Trust II)

THIS FIRST SUPPLEMENTAL INDENTURE dated as of August 30, 2019 is by and among U.S. Bank National Association, a national banking association, as Trustee (herein, together with its successors in interest, the "Trustee"), CCF Holding Company, a Georgia corporation (the "Successor Company"), and Heritage Bancorporation, Inc., a Georgia corporation (formerly Liberty Shares, Inc.) (the "Company"), under the Indenture referred to below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company and the Successor Company hereby agree as follows:

PRELIMINARY STATEMENTS

The Trustee and the Company are parties to that certain Indenture dated as of August 10, 2016 (the "Indenture"), pursuant to which the Company issued U.S. $10,310,000 of its Junior Subordinated Debt Securities due 2036.

As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this First Supplemental Indenture, shall merge (referred to herein for purposes of Article IX of the Indenture as the "Merger") with and into the Successor Company with the Successor Company as the surviving corporation. The parties hereto are entering into this First Supplemental Indenture pursuant to, and in accordance with, Articles IX and XI of the Indenture.

SECTION 1. Definitions. All capitalized terms used herein that are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

SECTION 2. Interpretation.

(a) In this First Supplemental Indenture, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any gender includes the other gender;

(iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Section or other subdivision;

(iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are

permitted by this First Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this First Supplemental Indenture or the Indenture;

(v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

(vi) reference to any Section means such Section of this First Supplemental Indenture; and

(vii) the word "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.

(b) No provision in this First Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

SECTION 3. <u>Assumption of Obligations</u>.

(a) Pursuant to, and in compliance and accordance with, Section 9.01 and Section 11.01 of the Indenture, the Successor Company hereby expressly and unconditionally assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debentures in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company.

(b) Pursuant to, and in compliance and accordance with, Section 11.02 of the Indenture, the Successor Company succeeds to, is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had originally been named in the Indenture as the Company.

(c) The Successor Company also succeeds to, is substituted for, and may exercise every right and power of, the Company under the Amended and Restated Declaration of Trust, dated as of August 10, 2016 (the "Declaration of Trust"), as Sponsor (as defined in the Declaration of

Trust), with the same effect as if the Successor Company had originally been named in the Declaration of Trust as the Sponsor.

(d) The Successor Company also succeeds to, is substituted for, and may exercise every right and power of, the Company under the Guarantee Agreement, dated as of August 10, 2016 (the "Guarantee"), as Guarantor (as defined in the Guarantee), with the same effect as if the Successor Company had originally been named in the Guarantee as the Guarantor.

SECTION 4. Representations and Warranties. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this First Supplemental Indenture and to perform the Indenture, (b) that it is the successor of the Company pursuant to the Merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of Georgia, (d) that both immediately before and after giving effect to the Merger and this First Supplemental Indenture, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing and (e) that this First Supplemental Indenture is executed and delivered pursuant to Section 9.01(a) and Article XI of the Indenture and does not require the consent of the Securityholders.

SECTION 5. Conditions of Effectiveness. This First Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

(a) the Trustee shall have executed a counterpart of this First Supplemental Indenture and shall have received one or more counterparts of this First Supplemental Indenture executed by the Successor Company and the Company;

(b) the Trustee shall have received an Officers' Certificate substantially in the form attached hereto as Exhibit A;

(c) the Trustee shall have received an Opinion of Counsel substantially in the form attached hereto as Exhibit B; and

(d) the Successor Company and the Company shall have duly executed and filed with the Secretary of the State of the State of Georgia Articles of Merger in connection with the Merger.

SECTION 6. Reference to the Indenture.

(a) Upon the effectiveness of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "herein" or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

(b) Upon the effectiveness of this First Supplemental Indenture, each reference in the Debentures to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

(c) The Indenture, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 7. Addresses for Notices. All notices or other communications to be addressed to the Company as contemplated by Section 14.04 of the Indenture shall be addressed to the Successor Company as follows:

Heritage Southeast Bancorporation, Inc.
101 North Main Street
Jonesboro, GA 30327
Attention: Leonard A. Moreland
Telephone: (770) 478-8881
Email: leonard.moreland@heritagebank.com

SECTION 8. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 9. Governing Law; Binding Effect. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

HERITAGE BANCORPORATION, INC.

By: ______________________________
Name: Brian L. Smith
Title: Chief Executive Officer

CCF HOLDING COMPANY

By: ______________________________
Name: Leonard A. Moreland
Title: President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By: ______________________________
Name: Steven J. Gomes
Title: Vice President

[Signature page to First Supplemental Indenture for Liberty Shares Statutory Trust II]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

HERITAGE BANCORPORATION, INC.

By: ______________________________
Name: Brian L. Smith
Title: Chief Executive Officer

CCF HOLDING COMPANY

By: ______________________________
Name: Leonard A. Moreland
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By: ______________________________
Name: ______________________________
Title: ______________________________

OFFICERS' CERTIFICATE
(Liberty Shares Statutory Trust II)

Each of the undersigned, Leonard A. Moreland, Chief Executive Officer, and H. B. Lipham, Executive Vice President of CCF Holding Company, a Georgia corporation (the "Successor Company"), pursuant to Sections 6.07, 9.05 and 14.06 of the Indenture, dated as of August 10, 2016 (the "Indenture"), by and between Heritage Bancorporation, Inc. (formerly Liberty Shares, Inc.) (the "Company") and U.S. Bank National Association, a Delaware trust company, as Trustee (the "Trustee"), do hereby certify, on behalf of the Successor Company in each of their respective capacities as an officer of the Successor Company and not individually, that:

(A) The Successor Company and the Company have entered into an Business Combination Agreement and Plan of Mergers, dated as of December 20, 2018, which contemplates the merger of the Company with and into the Successor Company (the "Merger") and have executed Articles of Merger to be filed with the Secretary of State of the State of Georgia on August 30, 2019;

(B) He or she has read and is familiar with the provisions of the Indenture and the First Supplemental Indenture, dated as of August 30, 2019 (the "First Supplemental Indenture"), by and among the Company, the Successor Company and the Trustee, including all covenants and conditions precedent provided for therein and the definitions relating thereto;

(C) His or her statements and opinions contained herein are based on his or her examination or investigation of the provisions of the Indenture, including all covenants and conditions precedent provided for therein and the definitions relating thereto, and the First Supplemental Indenture, as well as such other instruments, agreements and documents as he or she has deemed necessary or appropriate to certify as to the matters set forth herein;

(D) In his or her opinion, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and the conditions precedent provided for in the Indenture relating to the Merger and the First Supplemental Indenture have been complied with and has an informed opinion as to the Merger and the First Supplemental Indenture;

(E) In his or her opinion, all conditions precedent (including covenants compliance with which constitutes a condition precedent) provided for in the Indenture relating to the Merger and the First Supplemental Indenture have been complied with;

(F) The execution of the First Supplemental Indenture is permitted by the Indenture;

(G) The execution of the First Supplemental Indenture complies with the requirements of Article IX of the Indenture;

(H) Attached hereto as Exhibit A is a true and correct copy of the Resolutions of the Board of Directors of the Successor Company which authorize the Successor Company to enter into the Supplemental Indenture and the related transactions; and

(I) Attached hereto as Exhibit B is a true and correct copy of the Certificate of Existence of the Successor Company obtained from the Secretary of State of the State of Georgia.

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

IN WITNESS WHEREOF, I have hereunder signed my name on behalf of the Company (and not on my individual behalf) this 29th day of August, 2019.

By: Leonard A. Moreland
Chief Executive Officer

By: H. B. Lipham
Executive Vice President

[Signature page to the Liberty Shares Statutory Trust II Officers' Certificate]

Exhibit A

Resolutions

CCF HOLDING COMPANY
RESOLUTIONS OF THE BOARD OF DIRECTORS

August 21, 2019

Assumption of Heritage Bancorporation, Inc. Trust Preferred Securities

WHEREAS, CCF Holding Company (the "**Company**") and Heritage Bancorporation, Inc. ("**HBI**"), have entered into a Business Combination Agreement and Agreement and Plan of Mergers, dated as of December 20, 2018, which contemplates, among other transactions, the merger of HBI with and into the Company (the "**Merger**");

WHEREAS, on August 10, 2016, HBI issued $10,310,000 of Junior Subordinated Debt Securities due 2036 (the "**Debt Securities**"), pursuant to the terms of an Indenture, dated as of August 10, 2016 (the "**Indenture**"), between HBI and U.S. Bank National Association (the "**Trustee**");

WHEREAS, in connection with the Indenture, HBI: (i) entered into an Amended and Restated Declaration of Trust, dated as of August 10, 2016 (the "**Declaration of Trust**"), with the Trustee and the other parties identified therein, pursuant to which HBI agreed to act as Sponsor of Liberty Shares Statutory Trust II (the "**Trust**"); (ii) acquired all of the common securities of the Trust (the "**Trust Common Securities**"); and (iii) appointed two individuals then serving as officers of HBI to serve as administrators of the Trust;

WHEREAS, in connection with the Indenture, HBI entered into a Guarantee Agreement, dated as of August 10, 2016 (the "**Guarantee**"), with the Trustee, pursuant to which HBI agreed to make certain Guarantee Payments (as defined in the Guarantee) and to make certain other payments on the terms and conditions set forth in the Guarantee;

WHEREAS, in connection with the Merger, the Company desires to assume from HBI all rights, obligations and liabilities in and under the Debt Securities, the Indenture, the Declaration of Trust, the Guarantee and all right, title and interest in and to all of the Trust Common Securities; and

WHEREAS, a supplemental indenture and related documents are required pursuant to the terms the Indenture to effectuate the assignment and assumption described above;

NOW, THEREFORE, BE IT RESOLVED, that any senior executive officer of the Company (the "**Authorized Officers**") be and they are hereby authorized, empowered and directed, for and in the name and on behalf of the Company, to execute and deliver a supplemental indenture with respect to the Indenture to the Trustee, and to do and perform all such acts and things, and to execute and deliver all such agreements, instruments, certificates and documents on behalf of the Company as may be necessary or deemed by them appropriate to effectuate the foregoing recitals, including the assumption by the Company of all rights,

obligations and liabilities of HBI in and under the Indenture, the Declaration of Trust, the Guarantee, the Debt Securities, and all right, title and interest in and to all of the Trust Common Securities.

RESOLVED, that the Authorized Officers, and each of them acting alone or together with one or more other officers, are authorized, empowered and directed, for and in the name and on behalf of the Company, to do and perform all such other acts and to execute and deliver all such consents, certificates, assignments, agreements, instruments and other documents, as such officer or officers may deem necessary or appropriate in order to carry out the purposes, intent or effect of the foregoing resolutions, and the execution and delivery of such documents, and the doing of such acts shall be conclusive evidence that the same were in all respects fully authorized, ratified, confirmed and approved.

Control Number : K509384

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF EXISTENCE

I, **Brad Raffensperger, the** Secretary of State of the State of Georgia, do hereby certify under the seal of my office that

CCF HOLDING COMPANY
a Domestic Profit Corporation

was formed in the jurisdiction stated below or was authorized to transact business in Georgia on the below date. Said entity is in compliance with the applicable filing and annual registration provisions of Title 14 of the Official Code of Georgia Annotated and has not filed articles of dissolution, certificate of cancellation or any other similar document with the office of the Secretary of State.

This certificate relates only to the legal existence of the above-named entity as of the date issued. It does not certify whether or not a notice of intent to dissolve, an application for withdrawal, a statement of commencement of winding up or any other similar document has been filed or is pending with the Secretary of State.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence that said entity is in existence or is authorized to transact business in this state.

Docket Number	: 17609309
Date Inc/Auth/Filed	: 03/23/1995
Jurisdiction	: Georgia
Print Date	: 08/27/2019
Form Number	: 211

Brad Raffensperger
Secretary of State

OFFICERS' CERTIFICATE
(Liberty Shares Statutory Trust II)

Each of the undersigned, Brian L. Smith, Chief Executive Officer of Heritage Bancorporation, Inc., a Georgia corporation (formerly Liberty Shares, Inc.) (the "Company") and Philip F. Resch, Chief Financial Officer of the Company, pursuant to Sections 6.07, 9.05 and 14.06 of the Indenture, dated as of August 10, 2016 (the "Indenture"), by and between the Company and U.S. Bank National Association, a Delaware trust company, as Trustee (the "Trustee"), do hereby certify, on behalf of the Company in each of their respective capacities as an officer of the Company and not individually, that:

(A) CCF Holding Company, a Georgia Corporation (the "Successor Company") and the Company have entered into an Agreement and Plan of Merger, dated as of December 20, 2018, which contemplates the merger of the Company with and into the Successor Company (the "Merger") and have executed Articles of Merger to be filed with the Secretary of State of the State of Georgia on August 30, 2019;

(B) He or she has read and is familiar with the provisions of the Indenture and the First Supplemental Indenture, dated as of August 30, 2019 (the "First Supplemental Indenture"), by and among the Company, the Successor Company and the Trustee, including all covenants and conditions precedent provided for therein with respect to the Merger and the First Supplemental Indenture and the definitions relating thereto;

(C) His or her statements and opinions contained herein are based on his or her examination or investigation of the provisions of the Indenture, including all covenants and conditions precedent provided for therein and the definitions relating thereto, and the First Supplemental Indenture, as well as such other instruments, agreements and documents as he or she has deemed necessary or appropriate to certify as to the matters set forth herein;

(D) In his or her opinion, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and the conditions precedent provided for in the Indenture relating to the Merger and the First Supplemental Indenture have been complied with and has an informed opinion as to the Merger and the First Supplemental Indenture;

(E) In his or her opinion, all conditions precedent and covenants provided for in the Indenture relating to the Merger and the First Supplemental Indenture have been complied with;

(F) (1) the First Supplemental Indenture is authorized or permitted by, and conforms to, the terms of Article IX of the Indenture, and (2) it is proper for the Trustee under the provisions of Article IX of the Indenture to join in the execution thereof;

(G) The execution of the First Supplemental Indenture complies with the requirements of Article IX of the Indenture;

(H) Attached hereto as Exhibit A is a true and correct copy of the Resolutions of the Board of Directors of the Successor Company which authorize the Successor Company to enter into the Supplemental Indenture, the Merger and the related transactions; and

(I) Attached hereto as Exhibit B is a true and correct copy of the Certificate of Existence of the Successor Company obtained from the Secretary of State of the State of Georgia.

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

IN WITNESS WHEREOF, I have hereunder signed my name on behalf of the Company (and not on my individual behalf) this 29th day of August, 2019.

By: Brian L. Smith
Chief Executive Officer

By: Philip F. Resch
Chief Financial Officer

[Signature page to the Liberty Shares Statutory Trust II Officers' Certificate]

Exhibit A

Resolutions

CCF HOLDING COMPANY
RESOLUTIONS OF THE BOARD OF DIRECTORS

August 21, 2019

Assumption of Heritage Bancorporation, Inc. Trust Preferred Securities

WHEREAS, CCF Holding Company (the "**Company**") and Heritage Bancorporation, Inc. ("**HBI**"), have entered into a Business Combination Agreement and Agreement and Plan of Mergers, dated as of December 20, 2018, which contemplates, among other transactions, the merger of HBI with and into the Company (the "**Merger**");

WHEREAS, on August 10, 2016, HBI issued $10,310,000 of Junior Subordinated Debt Securities due 2036 (the "**Debt Securities**"), pursuant to the terms of an Indenture, dated as of August 10, 2016 (the "**Indenture**"), between HBI and U.S. Bank National Association (the "**Trustee**");

WHEREAS, in connection with the Indenture, HBI: (i) entered into an Amended and Restated Declaration of Trust, dated as of August 10, 2016 (the "**Declaration of Trust**"), with the Trustee and the other parties identified therein, pursuant to which HBI agreed to act as Sponsor of Liberty Shares Statutory Trust II (the "**Trust**"); (ii) acquired all of the common securities of the Trust (the "**Trust Common Securities**"); and (iii) appointed two individuals then serving as officers of HBI to serve as administrators of the Trust;

WHEREAS, in connection with the Indenture, HBI entered into a Guarantee Agreement, dated as of August 10, 2016 (the "**Guarantee**"), with the Trustee, pursuant to which HBI agreed to make certain Guarantee Payments (as defined in the Guarantee) and to make certain other payments on the terms and conditions set forth in the Guarantee;

WHEREAS, in connection with the Merger, the Company desires to assume from HBI all rights, obligations and liabilities in and under the Debt Securities, the Indenture, the Declaration of Trust, the Guarantee and all right, title and interest in and to all of the Trust Common Securities; and

WHEREAS, a supplemental indenture and related documents are required pursuant to the terms the Indenture to effectuate the assignment and assumption described above;

NOW, THEREFORE, BE IT RESOLVED, that any senior executive officer of the Company (the "**Authorized Officers**") be and they are hereby authorized, empowered and directed, for and in the name and on behalf of the Company, to execute and deliver a supplemental indenture with respect to the Indenture to the Trustee, and to do and perform all such acts and things, and to execute and deliver all such agreements, instruments, certificates and documents on behalf of the Company as may be necessary or deemed by them appropriate to effectuate the foregoing recitals, including the assumption by the Company of all rights,

obligations and liabilities of HBI in and under the Indenture, the Declaration of Trust, the Guarantee, the Debt Securities, and all right, title and interest in and to all of the Trust Common Securities.

RESOLVED, that the Authorized Officers, and each of them acting alone or together with one or more other officers, are authorized, empowered and directed, for and in the name and on behalf of the Company, to do and perform all such other acts and to execute and deliver all such consents, certificates, assignments, agreements, instruments and other documents, as such officer or officers may deem necessary or appropriate in order to carry out the purposes, intent or effect of the foregoing resolutions, and the execution and delivery of such documents, and the doing of such acts shall be conclusive evidence that the same were in all respects fully authorized, ratified, confirmed and approved.

Control Number : K509384

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF EXISTENCE

I, **Brad Raffensperger**, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that

CCF HOLDING COMPANY
a Domestic Profit Corporation

was formed in the jurisdiction stated below or was authorized to transact business in Georgia on the below date. Said entity is in compliance with the applicable filing and annual registration provisions of Title 14 of the Official Code of Georgia Annotated and has not filed articles of dissolution, certificate of cancellation or any other similar document with the office of the Secretary of State.

This certificate relates only to the legal existence of the above-named entity as of the date issued. It does not certify whether or not a notice of intent to dissolve, an application for withdrawal, a statement of commencement of winding up or any other similar document has been filed or is pending with the Secretary of State.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence that said entity is in existence or is authorized to transact business in this state.

Docket Number	: 17609309
Date Inc/Auth/Filed	: 03/23/1995
Jurisdiction	: Georgia
Print Date	: 08/27/2019
Form Number	: 211

Brad Raffensperger
Secretary of State

BRYAN CAVE LEIGHTON PAISNER

BRYAN CAVE LEIGHTON PAISNER LLP
One Atlantic Center 14th Floor
1201 W Peachtree St NW
Atlanta GA 30309 3471
T: +1 404 572 6600
F: +1 404 572 6999
www.bclplaw.com

August 30, 2019

U.S. Bank National Association, as Trustee
Corporate Trust Services Division
One Federal Street – 10th Floor
Boston, MA 02110
Attention: Steven Gomes, Vice President, Corporate Trust Services Division

Re: Liberty Shares Statutory Trust II
Assignment of Junior Subordinated Debt Securities due 2036

Dear Ladies and Gentlemen:

We have acted as special counsel to Heritage Bancorporation, Inc., a Georgia Corporation (formerly Liberty Shares, Inc.), (the "Company") in connection with its execution of that certain First Supplemental Indenture dated as of August 30, 2019 (the "First Supplemental Indenture") by and among the Company, CCH Holding Company (to be renamed Heritage Southeast Bancorporation, Inc.) (the "Successor Company"), and U.S. Bank National Association, as Trustee (the "Trustee"), under and pursuant to the Indenture dated as of August 10, 2016 (the "Indenture") by and between the Company and the Trustee. The First Supplemental Indenture is being executed in connection with the merger of the Company with and into the Successor Company (the "Merger").

This opinion is being rendered pursuant to Sections 9.05, 11.03 and 14.06 of the Indenture. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Indenture.

In connection with this opinion, and as the basis for the opinions contained herein, we have examined, among other things, the following documents:

a. Copy of the executed Indenture including all covenants and conditions and the definitions relating thereto;

b. Copy of the executed First Supplemental Indenture;

c. Officers' Certificate of the Successor Company dated August 29, 2019;

d. Officers' Certificate of the Company dated August 29, 2019;

e. Resolutions of the Board of Directors of the Successor Company dated August 21, 2019;

f. Executed Articles of Merger of the Company and the Successor Company dated August 29, 2019;

g. Certificate of good standing of the Company dated as of August 27, 2019; and

h. Certificate of good standing of the Successor Company dated as of August 27, 2019.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company or the Successor Company, certificates of public officials and officers of the Company or the Successor Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form have been filed with such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. We have relied without independent investigation as to matters of fact upon statements of governmental officials and upon certificates and statements of appropriate representatives or agents of the Company or the Successor Company.

In connection herewith, (a) we have not reviewed any other documents or agreements other than as set forth above, (b) we have assumed that there are no documents or agreements that we have not reviewed that would have any effect on the opinions herein contained, and (c) we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding, and enforceable obligations of all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform pursuant to such documents.

For purposes of rendering this opinion, we assume that the Articles of Merger governing the Merger will be duly filed with the Secretary of State of the State of Georgia and the First Supplemental Indenture will become effective simultaneously with the effectiveness of the Merger. Also, we have relied, without independent verification, on the validity of the certifications, representations and warranties of the Company and the Successor Company as provided in the First Supplemental Indenture and in the Officers' Certificate furnished pursuant to the requirements of Sections 9.05, 11.03 and 14.06 of the Indenture.

In formulating our opinion, we are relying, with your permission, on the following assumptions:

i. that the Trustee has the requisite power and authority to execute and deliver the First Supplemental Indenture and perform its obligations under same;

ii. the existence and good standing of the Trustee;

iii. the due authorization of the Trustee of the First Supplemental Indenture; and

iv. that the First Supplemental Indenture constitutes the legal, valid, binding and enforceable obligation of the Trustee in accordance with its terms.

We have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not the covenants and conditions set forth in the Indenture have been complied with and, based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion (a) that the Merger and the assumption by the Successor Company of all of the obligations of the Company complies with the provisions of Article XI of the Indenture, (b) that all conditions precedent to the execution of the First Supplemental Indenture have been satisfied and (c) the Trustee is authorized pursuant to the provisions of Article IX of the Indenture to join in the execution of the First Supplemental Indenture.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a. Our opinions herein reflect only the application of the following (in each case to the extent that we, based on our experience, recognize as generally applicable to the Company or the Successor Company in a transaction of the type contemplated by the Merger and the First Supplemental Indenture): (i) New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion) as applied by courts located in New York without regard for principles of conflict of laws or choice of law that would require application of any other law, and we do not express any opinions herein covering any other law; and (ii) the federal laws of the United States (excluding the federal securities, environmental, employee benefit, pension, antitrust and tax laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b. Our opinions contained herein are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences

and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

c. Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for the benefit of the Trustee pursuant to the provisions of Sections 9.05, 11.03 and 14.06 of the Indenture. By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

This letter and the opinions expressed herein speak only as of the date of this letter. By your acceptance of this opinion letter, you acknowledge and agree that (i) we have no obligation to update this opinion letter for subsequent events or legal developments after the date of this letter, and (ii) we have not completed any procedures or considered any information regarding the Company or the Successor Company that has arisen or may arise subsequent to the date of this letter.

Very truly yours,

BRYAN CAVE LEIGHTON PAISNER LLP